Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (2003 Stock Grant Plan) of Innovative Designs, Inc. of our report dated February 22, 2024, which includes an explanatory paragraph as to Innovative Designs, Inc’s ability to continue as a going concern, relating to the financial statements, which is incorporated by reference to this Annual Report on Form 10-K.

RW Group, LLC

Kennett Square, PA

February 22, 2024